Exhibit 10.11

TERM NOTE

$518,000 February ___, 2007

For value received, the undersigned, VEIN ASSOCIATES OF AMERICA, INC., a Florida corporation, VEIN ASSOCIATES, PA, a Florida corporation, VEIN ASSOCIATES INC., a New Jersey Corporation, VEIN ASSOCIATES, PROFESSIONAL ASSOCIATION, a Texas corporation, VASCULAR RELIEF CENTERS CORP., a Nevada corporation, and VEIN ASSOCIATES P.C., an Alabama professional corporation (each individually a “Borrower”, and collectively, the “Borrowers”), hereby jointly and severally promise to pay to the order of ABS SOS-PLUS PARTNERS LTD., a Cayman Islands corporation (the “Lender”; Lender or any subsequent holder of this Note is sometimes referred to herein as “Holder”), in accordance with the repayment provisions set forth in the Loan and Security Agreement dated as of February 15, 2006 among the Lender and the Borrowers (as amended, restated or otherwise modified from time to time, the “Loan Agreement”) in lawful money of the United States of America and in immediatel y available funds, the principal sum of Five Hundred Eighteen Thousand Dollars ($518,000) or, if less, the unpaid principal amount of the Term Advance made by the Lender to the Borrowers under the Loan Agreement, together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Term Note is fully paid at the rate from time to time in effect under the Loan Agreement.

This Term Note is the Term Note referred to in the Loan Agreement and is subject to the terms of the Loan Agreement, which provides, among other things, for acceleration hereof. Principal and interest due hereunder shall be payable as provided in the Loan Agreement, and this Term Note may be prepaid only in accordance with the terms of the Loan Agreement. This Term Note is secured, among other things, pursuant to the Loan Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

It is intended that all interest paid hereunder shall constitute “portfolio interest” within the meaning of Section 871(h) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. The Lender shall have the right to transfer this Note only with the approval of the Borrowers; provided, however, that the right to principal of, and stated interest on, the indebtedness evidenced by this Note may not be transferred by the holder or any assignee of the holder unless such transfer is accompanied by the following actions of the Borrowers:

(i) the Borrowers shall maintain a registry of the ownership of this Agreement (the “Registry”) at its principal office;

(ii) the Registry shall reflect ABS SOS — PLUS PARTNERS LTD. as the original holder of this Note and shall reflect such subsequent transferee as the Borrowers shall receive notice thereof, by delivery to it of a certified copy of the assignment of this Agreement duly executed by the then current holder hereof; and

(iii) notices of the assignment of this Note shall be furnished by the holder (as reflected in the Registry) to the Borrowers by certified or registered mail. No transfer of this Note shall be valid unless reflected in the Registry in accordance with the provisions of the above paragraph. The Borrowers shall pay all costs of collection, including reasonable attorneys’ fees and legal expenses if this Note is not paid when due, whether or not legal proceedings are commenced.

Acceptance, presentment or other demand for payment, notice of dishonor and protest are expressly waived.
[SIGNATURES APPEAR ON FOLLOWING PAGE]

VEIN ASSOCIATES OF AMERICA, INC.

By: Name: Eric Luetkemeyer Title: President

VEIN ASSOCIATES, PA

By: Name: Robert Theobald Title: President

VEIN ASSOCIATES INC.

By:

Name: Patrick Clancy Title: President

VEIN ASSOCIATES, PROFESSIONAL ASSOCIATION

By: Name: Morton Franklin Title: President

VASCULAR RELIEF CENTERS CORP.

By: Name:

Title:

VEIN ASSOCIATES P.C.

By: Name: John R. Kingsley Title: President